Registration No. 333-______
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------

                                  PRIMEDIA INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                                            13-364753
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                          Identification No.)


        745 FIFTH AVENUE
        NEW YORK, NEW YORK                                         10151
(Address of principal executive offices)                         (Zip Code)



                        PRIMEDIA THRIFT & RETIREMENT PLAN
                            (Full title of the plan)


                            CHRISTOPHER FRASER, ESQ.
                                  PRIMEDIA INC.
                                745 FIFTH AVENUE
                            NEW YORK, NEW YORK 10151
                     (Name and address of agent for service)

                                 (212) 745-0100
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


=============================== =================== ======================= ====================== ===========================
           TITLE OF                                    PROPOSED MAXIMUM       PROPOSED MAXIMUM             AMOUNT OF
          SECURITIES               AMOUNT TO BE         OFFERING PRICE            AGGREGATE               REGISTRATION
       TO BE REGISTERED             REGISTERED            PER SHARE            OFFERING PRICE                 FEE

=============================== =================== ======================= ====================== ===========================

Common Stock, par value             5,000,000              $0.88(2)              $4,400,000                   $405
$.01 per share                      shares(1)

=============================== =================== ======================= ====================== ===========================

     (1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of interests to be offered or sold pursuant to the PRIMEDIA
Thrift & Retirement Plan (the "Plan").

     (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The fee is calculated on the basis of the average of the high and low trading prices for the Registrant's
Common Stock reported on the New York Stock Exchange on July 26, 2002.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant (also referred to hereinafter as the "Company") or the Plan with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

         A. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed on April 1, 2002 (File No. 1-11106);

         B. The Registrant's Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2002 (File No. 1-11106) and the Registrant's Current Reports on Form 8-K filed on February 26, 2002, March 22, 2002 and April 4, 2002, and on Form 8-K/A filed on April 8, 2002; and

         C. The description of the Registrant's "Common Stock" contained in its Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Each document incorporated by reference in this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference in this Registration Statement or by any document which constitutes part of the prospectus relating to the Plan meeting the requirements of Section 10(a) of the Securities Act.

ITEM 4.  DESCRIPTION OF SECURITIES.

     The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant is a Delaware corporation. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the Delaware General Corporation Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchase or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

     Reference is also made to Section 145 of the Delaware General Corporation Law, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

     Article 8 of the Certificate of Incorporation of the Registrant provides that except under certain circumstances, directors of the Registrant shall not be personally liable to the corporation or its stockholders for monetary damage for breach of fiduciary duties as a director. Article 4 of the Amended and Restated By-laws of the Registrant provides for indemnification of the officers and directors of the Registrant to the full extent permitted by applicable law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     None.

ITEM 8.  EXHIBITS.

     The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

 EXHIBIT NO.                                 DESCRIPTION
 ----------                                  -----------

     4.1 Certificate of Incorporation of PRIMEDIA Inc. (formerly K-III Communications Corporation) (incorporated by reference to K-III Communications Corporation's Registration Statement on Form S-1, File No. 33-96516, as amended).

     4.2 Certificate of Amendment to Certificate of Incorporation of K-III Communications Corporation (changing name from K-III Communications Corporation to PRIMEDIA Inc.) (incorporated by reference to K-III Communications Corporation's Annual Report on Form 10-K for the year ended December 31, 1997, File No. 1-11106).

     4.3            Amended and Restated By-laws of the Registrant (incorporated
                    by  reference  to  the  K-III  Communications   Registration
                    Statement on Form S-1, File No. 33-96516).

      23            Consent of Deloitte & Touche LLP.

      24 Powers of Attorney (included on signature page to the Registration Statement).

     The Registrant hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service in a timely manner and to make all changes required by the Internal Revenue Service to qualify such Plan.

ITEM 9.  UNDERTAKINGS.

          (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      * * *

          (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the

     Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


--------------------------------------------------------------------------------

       ADDITIONAL DISCLOSURE RELATED TO STATEMENT OF FINANCIAL ACCOUNTING
                               STANDARDS NO. 142


SELECTED FINANCIAL DATA

     The selected consolidated financial data for each of the years ended December 31, 2001, 2000, 1999, 1998 and 1997 have been derived from the audited consolidated financial statements of the Company. This data should be read in conjunction with the consolidated financial statements and related notes incorporated by reference in this Registration Statement.


                         PRIMEDIA INC. AND SUBSIDIARIES

                                                                   YEARS ENDED DECEMBER 31,

                                               2001            2000           1999            1998          1997
                                               ----            ----           ----            ----          ----
                                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATING DATA:
Sales, net (1)                                 $1,742,293    $1,690,952      $1,716,102     $1,573,573    $1,487,595
Depreciation of property and equipment             82,449        52,920          47,653         42,214        37,334
Amortization of intangible assets,                713,572       128,355         452,149        176,755       146,831
  excess of purchase price over net
  assets acquired and other(2).
Other (income) charges(3)......                    44,868        41,570       (213,580)        (7,216)       138,640
Operating income (loss)........                 (677,660)        33,834          54,332        118,157      (20,793)
Provision for the impairment of                   106,512       188,526              --             --            --
  investments(4)...............
Interest expense...............                   145,960       143,988         164,909        144,442       136,625
Income tax benefit (expense)(5)                 (135,000)      (41,200)         (6,500)             --         1,685
Loss before extraordinary charge              (1,111,641)     (346,826)       (120,113)       (37,736)     (157,439)
Extraordinary charge-extinguishment of                 --            --              --             --      (15,401)
  debt(6)......................
Net loss.......................               (1,111,641)     (346,826)       (120,113)       (37,736)     (172,840)
Preferred stock dividends and related              62,236        53,063          53,062         63,285        65,073
  accretion(7).................
Loss applicable to common shareholders        (1,173,877)     (399,889)       (173,175)      (101,021)     (237,913)
Basic and diluted loss applicable to
  common shareholders per common
  share(8):
  Loss before extraordinary charge                $(5.42)       $(2.48)         $(1.19)         $(.71)       $(1.72)
                                                  =======       =======         =======         ======       =======
  Net loss.....................                   $(5.42)       $(2.48)         $(1.19)         $(.71)       $(1.84)
                                                  =======       =======         =======         ======       =======
Basic and diluted common shares               216,531,500   161,104,053     145,418,441    142,529,024   129,304,900
  outstanding(8)...............


                                       6


OTHER DATA:
EBITDA(1)(9)......................               $171,766      $256,679        $340,554       $329,910      $302,012
Additions to property, equipment and               60,740        77,579          69,488         55,238        31,108
  other, net...................
Net cash provided by (used in)                  (101,348)        52,546         107,298        140,804       125,360
  operating activities.........
Net cash provided by (used in)                  (407,057)      (54,644)         186,081      (609,621)     (185,725)
  investing activities.........
Net cash provided by (used in)                    518,303       (2,873)       (289,256)        470,377        46,688
  financing activities.........

                                                                      AT DECEMBER 31,
                                               2001            2000           1999            1998          1997
                                               ----            ----           ----            ----          ----
                                                                    (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents......                 $33,588        $23,690         $28,661        $24,538      $22,978
Working capital deficiency(10)..              (220,259)      (346,447)       (200,458)      (234,045)    (146,245)
Other intangible assets and excess of         3,853,495      2,854,492       3,024,955      3,171,598    2,508,650
  purchase price over net assets
  acquired, gross..............
     Less: accumulated amortization           1,823,768      1,206,900       1,189,599        914,854      736,597
                                              ---------      ---------       ---------        -------      -------


Other intangible assets and excess of         2,029,727      1,647,592       1,835,356      2,256,744    1,772,053
  purchase price over net assets
  acquired, net................
Total assets...................               2,732,007      2,677,479       2,714,552      3,041,074    2,485,990
Long-term debt(11).............               1,945,631      1,503,188       1,732,896      1,956,997    1,682,224
Exchangeable preferred stock...                 562,957        561,324         559,689        557,841      470,280
Total shareholders' deficiency.                (480,592)      (236,026)       (144,238)       (83,703)    (162,223)

                                                  (See notes on the following page)

NOTES TO SELECTED FINANCIAL DATA


(1) During the first quarter of 2002, the Company completed the sale of the Modern Bride Group ("MBG"), which includes MODERN BRIDE plus 16 regional bridal magazines. Sales, net include sales of MGB of $47,032, $48,941 and $44,113 during 2001, 2000 and 1999, respectively. EBITDA includes EBITDA of MBG of $6,504, $6,465 and $5,312 during 2001, 2000 and 1999, respectively.

     During the second quarter of 2002, the Company completed the sale of its ExitInfo business ("ExitInfo"). The Company acquired ExitInfo in December 2000. Sales, net and EBITDA during 2001 include sales and EBITDA from ExitInfo of $14,910 and $(347), respectively.

     The above table has not been adjusted to reflect these amounts as discontinued operations.

(2) Includes a provision for the impairment of long-lived assets, primarily excess of purchase price over net assets acquired, of $444,699 and $275,788 for the years ended December 31, 2001 and 1999, respectively.

(3) Represents non-cash compensation and non-recurring charges of $58,181 and $35,210 for the years ended December 31, 2001 and 2000, respectively, a provision for severance, closures and restructuring related costs of $43,920, $20,798 and $22,000 for the years ended December 31, 2001, 2000 and 1999, respectively, (gain) loss on the sales of businesses and other, net of $(57,233), $(14,438), $(235,580), $(7,216), and $138,640 for the
     years ended December 31, 2001, 2000, 1999, 1998 and 1997, respectively.

(4) Represents a provision for the impairment of the Company's investment in CMGI, Inc. of approximately $7,000 and $155,500 for the years ended December 31, 2001 and 2000, respectively, the Company's investment in Liberty Digital of approximately $700 and $21,900 for the years ended December 31, 2001 and 2000, respectively, the Company's investments in various assets-for-equity transactions of $81,600 for the year ended December 31, 2001 and various other PRIMEDIA investments of approximately $17,200 and $11,200 for the years ended December 31, 2001 and 2000, respectively.

(5) During 2001 and 2000, the Company increased its valuation allowance due to continued historical operating losses and the impairment of long-lived assets, primarily excess of purchase price over net assets acquired, and investments, resulting in a provision for income taxes of $135,000 and $41,200, respectively. At December 31, 1999, 1998 and 1997, the Company's management determined that no adjustment to net deferred income tax assets was required. In prior years, management determined that a portion of the net deferred income tax assets would likely be realized and accordingly, for the year ended December 31, 1997, the Company recorded an income tax benefit relating to a carryback claim of $1,685. In 1999, the Company recorded income tax expense of $6,500 related to a provision for current state and local taxes incurred as a result of the gain on the sale of the Supplemental Education Group. At December 31, 2001, the Company had aggregate net operating and capital loss carryforwards of approximately $1,549,600 which will be available to reduce future taxable income.

(6) Represents the write-off of unamortized deferred financing costs and the premiums paid on the redemptions of the 10 5/8% Senior Notes.

(7) Includes the premiums paid on the redemptions of the $11.625 Series B Exchangeable Preferred Stock and the $2.875 Senior Exchangeable Preferred Stock in 1998 and 1997, respectively. In 1997, the Company recorded a preferred stock dividend accrual in the amount of $9,517. Of the total dividend accrual recorded in 1997, the amounts that relate to prior periods were not material.

(8) Basic and diluted loss per common share, as well as the basic and diluted common shares outstanding, were computed as described in Note 15 of the notes to the consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001, incorporated by reference in this Registration Statement.

(9) Represents earnings before interest, taxes, depreciation, amortization and other (income) and charges including non-cash compensation and non-recurring charges of $58,181 and $35,210 for the years ended December 31, 2001 and 2000, respectively, a provision for severance, closures and restructuring related costs of $43,920, $20,798 and $22,000 for the years ended December 31, 2001, 2000 and 1999, respectively, and (gain) loss on the sales of businesses and other, net of $(57,233), $(14,438), $(235,580), $(7,216), and $138,640 for the years ended December 31, 2001, 2000, 1999,
     1998 and 1997, respectively and for the year ended December 31, 2001, EBITDA excludes $8,537 of other integration costs included in general and administrative expenses. The $8,537 of other integration costs principally represent internal personnel costs associated with the consolidation of certain company-wide functions as well as fees paid to consultants related to the centralization of certain support functions and the implementation of certain standardized technology. EBITDA is not intended to represent cash flow from operating activities and should not be considered as an alternative to net income (loss) (as determined in conformity with generally accepted accounting principles) as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. The Company believes EBITDA is a standard measure commonly reported and widely used by analysts, investors and other interested parties in the media industry. Accordingly, this information has been disclosed herein to permit a more complete comparative analysis of the Company's operating performance relative to other companies in its industry. EBITDA should not be considered in isolation or as a substitute for other measures of financial performance or liquidity. The primary difference between EBITDA and cash flows provided by operating activities relates to changes in working capital requirements and payments made for interest and income taxes. Additionally, EBITDA is not available for the Company's discretionary use as there are legal requirements to pay preferred stock dividends and repay debt, among other payments. EBITDA as presented may not be comparable to similarly titled measures reported by other companies, since not all companies necessarily calculate EBITDA in identical manners, and therefore, is not necessarily an accurate measure of comparison between companies.

(10) Includes current maturities of long-term debt and net assets held for sale, where applicable. Consolidated working capital reflects certain industry working capital practices and accounting principles, including the expensing of certain editorial and product development costs when incurred and the recording of deferred revenue from subscriptions as a current liability. Advertising costs are expensed when the promotional activities occur except for certain direct-response advertising costs which are capitalized and amortized over the estimated period of future benefit.

(11) Excludes current maturities of long-term debt.

PRO FORMA FINANCIAL INFORMATION

     The following table provides pro forma results for the years ended December 31, 2001, 2000 and 1999, as if the non-amortization provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," which the Company adopted on January 1, 2002, had been applied. As required by the SFAS 142, the Company reviewed its intangible assets (primarily trademarks) for impairment as of January 1, 2002. As a result, the Company recorded a cumulative effect of a change in accounting principle of approximately $21,500 ($0.09 per share) during the first quarter of 2002. During the second quarter of 2002, the Company is conducting its preliminary review of goodwill for impairment which could increase the cumulative effect of a change in accounting principle, which will be recorded during the third quarter of 2002.

                                                                      For the years ended December 31,
In thousands, except per share amounts                               2001            2000          1999

Reported net loss applicable to common shareholders               $ (1,173,877)   $ (399,889)  $ (173,175)

Adjustments:
  Goodwill amortization                                           $    177,515    $   34,061   $   59,358
  Trademark amortization                                                15,010        10,346        8,397
  Equity method goodwill amortization                                   20,273         5,944            -
                                                                 ------------------------------------------

Total adjustments                                                 $    212,798    $   50,351   $   67,755

Adjusted net loss                                                 $   (961,079)   $ (349,538)  $ (105,420)


Per share data:

Reported net loss per common share - basic and diluted            $      (5.42)   $    (2.48)  $    (1.19)


Adjustments:
  Goodwill amortization per common share - basic and diluted      $       0.82    $    0.21    $     0.41
  Trademark amortization per common share - basic and diluted             0.07         0.06          0.06
  Equity method goodwill amortization per common share -                  0.09         0.04             -
  basic and diluted
                                                                 ------------------------------------------

Total adjustments per common share - basic and diluted            $       0.98    $    0.31    $     0.47

Adjusted net loss applicable to common shareholders per           $      (4.44)   $   (2.17)   $    (0.72)
common share - basic and diluted


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 30th day of July, 2002.


                                            PRIMEDIA INC.


                                            By: /S/  BEVERLY C. CHELL
                                                --------------------------------
                                                Beverly C. Chell
                                                Vice Chairman and Secretary


     We, the undersigned directors and officers of PRIMEDIA Inc., do hereby constitute and appoint Beverly C. Chell, Esq. and Christopher Fraser, Esq., or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act and any rules, regulations and requirements of the Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney has been signed by the following persons in the capacities set forth below on July 30, 2002.

           SIGNATURE                                    CAPACITY
           ---------                                    --------


/S/  THOMAS S. ROGERS                             Chairman, Chief Executive
--------------------------------------------      Officer and Director
(Thomas S. Rogers)


/S/  CHARLES G. MCCURDY                           President and Director
--------------------------------------------
(Charles G. McCurdy)


/S/  BEVERLY C. CHELL                             Vice Chairman, Secretary
--------------------------------------------      and Director
(Beverly C. Chell)


/S/  JOSEPH Y. BAE                                Director
--------------------------------------------
(Joseph Y. Bae)

           SIGNATURE                                    CAPACITY
           ---------                                    --------


/S/  MEYER FELDBERG                               Director
--------------------------------------------
(Meyer Feldberg)


/S/  PERRY GOLKIN                                 Director
--------------------------------------------
(Perry Golkin)


/S/  H. JOHN GREENIAUS                            Director
--------------------------------------------
(H. John Greeniaus)


/S/  HENRY R. KRAVIS                              Director
--------------------------------------------
(Henry R. Kravis)


/S/  GEORGE R. ROBERTS                            Director
--------------------------------------------
(George R. Roberts)


/S/  LAWRENCE R. RUTKOWSKI                        Executive Vice President and
--------------------------------------------      Chief Financial Officer
(Lawrence R. Rutkowski)

/S/  ROBERT SFORZO                                Senior Vice President
--------------------------------------------      and Controller
(Robert Sforzo)


     Pursuant to the requirements of the Securities Act, the administrator of the PRIMEDIA Thrift and Retirement Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 30, 2002.

                                       PRIMEDIA Thrift & Retirement Plan


                                       By:  /S/  CHRISTOPHER FRASER
                                            ------------------------------------
                                            Christopher Fraser
                                            Member of the PRIMEDIA Retirement
                                            Committee

                                  EXHIBIT INDEX


 EXHIBIT NO.                                 DESCRIPTION
 ----------                                  -----------

    4.1 Certificate of Incorporation of PRIMEDIA Inc. (formerly K-III Communications Corporation) (incorporated by reference to K-III Communications Corporation's Registration Statement on Form S-1, File No. 33-96516, as amended).

    4.2 Certificate of Amendment to Certificate of Incorporation of K-III Communications Corporation (changing name from K-III Communications Corporation to PRIMEDIA Inc.) (incorporated by reference to K-III Communications Corporation's Annual Report on Form 10-K for the year ended December 31, 1997, File No. 1-11106).

    4.3             Amended and Restated By-laws of the Registrant (incorporated
                    by   reference   to   K-III   Communications   Corporation's
                    Registration Statement on Form S-1, File No. 33-96516).

     23             Consent of Deloitte & Touche LLP.

     24 Powers of Attorney (included on signature page to the Registration Statement).




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